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                                                                    EXHIBIT 10.5

KEY                                                      1370-1140 w. Pender St.
Accelerating Energy Technologies                         Vancouver, B.C.


                             AGREEMENT IN PRINCIPLE

This Agreement in Principle (AIP) is to define broadly the main areas of agreement between Key Capital Group Inc. of Suite 1370 - 1140 West Pender Street, Vancouver, BC. Canada ("Key Capital") and Power Technology Inc. of Nevada, 1000 West Bonanza Road, Las Vegas, US ("Power Technology") (collectively, the "Parties") in the matter of granting Key Capital a license for the rights to develop, commercialize and market the Advanced Lead Acid Battery technology ("Battery") for the Traction Market only. This technology is owned by Power Technology.

Principles:

1. The term of this AIP is as long as it takes for the regulatory approval to be given on the terms of the "Definitive Agreement" or it's equivalent;

2. Both parties agree they will not enter into any discussions or agreements with any other parties regarding a similar type of agreement;

3. Power Technology will grant a license (refer to paragraph a) for a minimum of 20 years with automatic renewal of said license where the patents extend beyond this time frame to their Advanced Lead Acid Battery technology to Key Capital for the following considerations:

         a.  Exclusivity:

                  i. Key Capital will have exclusive rights to develop, commercialize and market the "Energy Packet" (or whatever designation to be decided by Key Capital);

                  ii Key Capital will have the exclusive rights to develop and commercialize the Battery Technology for the OEM Traction market (E-Vehicles);

                  iii. Power Technology will have the Marketing rights to the Battery Technology to the OEM market and will pay to Key Capital 25% of the total royalty received by Power Technology;

                  iv. Power Technology will have an exclusive agreement to market the "Energy Packet" Products to China (see paragraph 6).

         b. 5,800,000 common shares of Key Capital - (Escrow subject to the rules of the TSX Venture Exchange - formerly the Canadian Venture Exchnage - Kay Capital will honor the minimum requirement of the Exchange).

         c.   $500,000 CDN to be paid in the following manner:

                  i. $50,000 (non-refundable) upon the signing of the Agreement in Principle;

                  ii. $50,000 (non-refundable) upon 60 days after the signing of the Agreement in Principle;

                  iii. $400,000 upon Key Capital completing a major financing (in excess of $1,000,000 CDN) Within 90 days from the signing of the AIP or best efforts but not exceeding 150 days;

                  iv. Kay Capital will negotiate a 2 year contract with David McLeod to run the operations of the battery and the energy packet before the closing of the major financing.

4. Although the ownership of the current Battery patents will reside with Power Technology, protection in the event of insolvency, change of ownership or bankruptcy to Key Capital will be assured.


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5. In the event that Key is unable to finance the development and commercialization of the Battery or Key becomes insolvent or bankrupt then all rights will terminate.

6. A separate Marketing agreement will be negotiated between Key Capital and Power Technology allowing Power Technology an exclusive agreement to sell the "Energy Packet" in China.

7. Funding for the development of the Battery for the Traction Market will be the responsibility of Kay Capital.

8. Funding for the development of the "Energy Packet" will be the responsibility of Key Capital.

9. Intellectual Property, and/or patents, and/or know how generated during the development of the Battery for the "Energy Packet" will be jointly owned by the Parties.

10. Intellectual Property, and/or patents, and/or know how generated during the development of the "Energy Packet" will be owned by by the Parties.

11. Key Capital shall cause one representative of Power Technology to be appointed to the Board of Directors of Key Capital.

It is the intention of both parties to complete the above deal in principle even though the following may occur:

         a. Both parties may have missed some points of agreement which legal counsel may provide But that in the opinion of both parties does not substantively change the Principles of this Agreement;

         b. The Stock Exchanges and Regulatory Commissions may impose certain restrictions or regulations on the principles of this agreement;

         c. Board of Directors of both companies must approve in some specific points, shareholder approval must occur.

We the undersigned agree to the Principles set forth above:

Power Technology Inc.                            Key Capital Group Inc.

 /s/ Wolf Meyerfeld                               /s/ D. David McLeod
----------------------------------------         -------------------------------
Mr. Wolf Meyerfeld                               Mr. David McLeod
Director                                             President
On behalf of Power Technology Inc.

Date: June 5-2002                                Date:   June 04, 2002
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